UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


PANCHO'S MEXICAN BUFFET, INC.
(Exact name of Registrant as specified in its Charter)

 		        Delaware                  					  75-1292166
	(State or other jurisdiction of     	   (I.R.S. Employer
 	incorporation or organization)	         Identification No.)


3500 Noble Avenue
Fort Worth, Texas 76111
(Address of principal executive offices)


1998 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
PANCHO'S MEXICAN BUFFET, INC.
(Full title of the Plan)


Samuel L. Carlson
Pancho's Mexican Buffet, Inc.
3500 Noble Avenue
Fort Worth, Texas 76111
(817) 831-0081
(Name, address and telephone number of agent for service)


Approximate Date of Commencement of Proposed Sales Pursuant to the Plan:

	As soon as practicable after the Registration Statement becomes effective.


CALCULATION OF REGISTRATION FEE

               Proposed         Proposed
Title of					  maximum	         maximum
Securities		   Amount	          offering	      aggregate		  Amount of
 to be		       to be		          price per	     offering		  Registration
Registered		   Registered	      share*		       price*		        fee
Common stock	  100,000 shares	  $   2.00       $200,000 		   $100.00


*	Based upon the average of the high and low closing prices of the Registrant's Common Stock reported by the National
Association of Securities Dealers in the National Market System on March 18, 1998.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS


In accordance with the note found under Part I - Information Required in the Section 10(a) Prospectus in Form S-8, the document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or as prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1).


PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.	Incorporation of Documents by Reference

The following documents filed by Pancho's Mexican Buffet, Inc.
(the "Company") with the SEC are incorporated herein by reference and made a part hereof:

1.	The Company's Annual Report on Form 10-K for the year ended
September 30, 1997.

2.	The Company's report on Form 10-Q for the quarter ended
December 31, 1997.

3.	The description of the Company's Common Stock contained in
its S-2 Registration Statement No. 2-95682, effective February
26, 1985, including any amendment or report filed for the purpose of updating such description.

4.	All reports and documents filed by the Company pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents.

Item 5. 	Interests of Named Experts and Counsel

	Not Applicable.

Item 6. 	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") , if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

	Article II, Section 7 of the Bylaws of the Registrant provides indemnification to the Registrant's officers, directors and employees as set forth in Article Eighteenth of the Registrant's Certificate of Incorporation. Subject to any liabilities imposed by Delaware law, Article Eighteenth provides an unconditional right to indemnification for all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. Article
Eighteenth also provides that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

	Officers and directors of the Registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

	It is likely that if underwriters are utilized, they will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control
Registrant within the meaning of the Securities Act of 1933 against certain liabilities.

	Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

	Article	Eighteenth of the Certificate of Incorporation of the
Registrant provides that to the full extent that the Delaware
General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Eighteenth shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


Item 7.		Exemption From Registration Claimed

	Not applicable


Item 8. 	Exhibits

(4)	Instruments defining the rights of security holders,
including indentures:

*(a)	Certificate of Incorporation of the Registrant (filed as an
Exhibit to the Registrant's Annual Report on Form 10-K as amended on Form 8 for the year ended September 30, 1981)

*(b)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to the Registrant's Annual
Report on Form 10-K for the year ended September 30, 1982)

*(c)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to the Registrant's Annual
Report on Form 10-K for the year ended September 30, 1984)

*(d)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to Form S-2 Registration
Statement No. 33-14484 on May 22, 1987)

*(e)	Restated Certificate of Incorporation, as revised January
15, 1995, (filed as an exhibit to Registrant's Annual Report on
Form 10-K for the year ended September 30, 1995)

*(f)	Rights Agreement dated January 30, 1996 between Registrant
and KeyCorp Shareholder Services Inc. (filed as an exhibit to Form 8-A Registration Statement on February 21, 1996)

*(g)	Amendment to Rights Agreement dated July 25, 1997 (filed as
an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997)

*(h)	Bylaws of the Registrant, as amended through October 5,
1990 (filed as an Exhibit to the Registrant's Annual Report on
Form 10-K for the year ended September 30, 1990)

________________

*	Each such exhibit has heretofore been filed with the
Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.


(5)	Opinion regarding legality - opinion of Decker, Jones,
McMackin, McClane, Hall & Bates -- filed herewith

(15)	N/A

(24)	Consents of experts and counsel

(24.1)	Consent of Decker, Jones, McMackin, McClane, Hall & Bates
is contained in its opinion filed as Exhibit 5 to this Registration Statement

(24.2)	Consent of Deloitte & Touche LLP is filed herewith

(25)	Power of Attorney (see signature page of this Registration
Statement - Page II-7)

(28)	Additional Exhibit

1998 Restricted Stock Plan for Non-Employee Directors of
Pancho's Mexican Buffet, Inc. -- filed herewith

Item 9. 	Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be, a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to deliver or
cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

	(d)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES



The Registrant


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 19th day of March, 1998.




PANCHO'S MEXICAN BUFFET, INC.

										Registrant


					By:  /s/ Hollis Taylor________________
					      Hollis Taylor,
					      President and Executive Officer, Director
					      (Principal Executive Officer)

POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hollis Taylor and Samuel L. Carlson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature				                 Title			                  Date

/s/ Jesse Arrambide, III    		Chairman of the Board
Jesse Arrambide, III			       of Directors			           Feb. 27, 1998


/s/ Samuel L. Carlson         Senior Vice President,
Samuel L. Carlson			          Administration, Secretary
                              and Director			           Feb. 27, 1998

/s/ Robert L. List            Director                		Feb. 27, 1998
Robert L. List


/s/ George Riordan            Director			               Feb. 27, 1998
George N. Riordan


/s/ W. Brad Fagan             Vice President, Treasurer,
W. Brad Fagan			              Controller and	Assistant
                            		Secretary (Principal
                         					Financial Officer and
                         					Principal Accounting
                         					Officer)			               Feb. 27, 1998

/s/ Tomas Orendain            Director			               Feb. 27, 1998
Tomas Orendain


/s/ Rudolph Rodriguez         Director			               Feb. 27, 1998
Rudolph Rodriguez, Jr.


/s/ Hollis Taylor             President and Chief
Hollis Taylor				             Executive Officer and
                         					Director (Principal
                         					Executive Officer)		      Feb. 27, 1998

INDEX TO EXHIBITS


4.

*(a)	Certificate of Incorporation of the Registrant (filed as an
Exhibit to the Registrant's Annual Report on Form 10-K as amended on Form 8 for the year ended September 30, 1981)

*(b)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to the Registrant's Annual
Report on Form 10-K for the year ended September 30, 1982)

*(c)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to the Registrant's Annual
Report on Form 10-K for the year ended September 30, 1984)

*(d)	Certificate of Amendment of Certificate of Incorporation of
the Registrant (filed as an Exhibit to Form S-2 Registration
Statement No. 33-14484 on May 22, 1987)

*(e)	Restated Certificate of Incorporation, as revised January
15, 1995, (filed as an exhibit to Registrant's Annual Report on
Form 10-K for the year ended September 30, 1995)

*(f)	Rights Agreement dated January 30, 1996 between Registrant
and KeyCorp Shareholder Services Inc. (filed as an exhibit to Form 8-A Registration Statement on February 21, 1996)

*(g)	Amendment to Rights Agreement dated July 25, 1997 (filed as
an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997)

*(h)	Bylaws of the Registrant, as amended through October 5,
1990 (filed as an Exhibit to the Registrant's Annual Report on
Form 10-K for the year ended September 30, 1990)


5.	Opinion regarding legality - opinion of Decker, Jones,
McMackin, McClane, Hall & Bates -- filed herewith


15.	N/A


24.	Consents of experts and counsel

24.1.	Consent of Decker, Jones, McMackin, McClane, Hall & Bates
is contained in its opinion filed as Exhibit 5 to this Registration Statement

24.2.	Consent of Deloitte & Touche LLP is filed herewith


25.	Power of Attorney (see signature page of this Registration
Statement - Page II-7)


28.	Additional Exhibit:  1998 Restricted Stock Plan for
Non-Employee Directors of Pancho's Mexican Buffet, Inc. -- filed herewith

_______________

*	Each such exhibit has heretofore been filed with the
Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.